                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            _______________________

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 4, 2000

                             FTI Consulting, Inc.
              (Exact Name of Registrant as Specified in Charter)


          Maryland                     001-14875                 52-1261113
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)

                2021 Research Drive, Annapolis, Maryland 21401
            (Address of Principal Executive Offices)    (ZIP Code)


       Registrant's telephone number, including area code (410) 224-8770

Item 2.   Acquisition or Disposition of Assets.

On February 4, 2000, FTI Consulting, Inc. ("FTI") completed the acquisition of all of the outstanding membership interests of Policano & Manzo, L.L.C., a privately-held consulting firm that is the leader in providing bankruptcy and turnaround consulting services to large corporations, money center banks and secured lenders throughout the United States. The acquisition was accomplished under an LLC Membership Interests Purchase Agreement (the "Purchase Agreement") dated as of January 31, 2000, by and among FTI, Michael Policano and Robert Manzo. FTI acquired the membership interests from Messrs. Policano and Manzo for a total consideration of approximately $53,000,000 in cash and shares of FTI's common stock. On February 15, 2000, FTI filed a report on Form 8-K stating that it had completed the acquisition and that the required financial statements and pro forma financial information would be filed within 60 days after the initial filing. This Form 8-K/A contains the required financial statements and information.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

             (a) Financial Statements of Acquired Business. Audited financial statements of Policano & Manzo, L.L.C., including notes thereto, for the three years ended December 31, 1999.

             (b) Pro Forma Financial Information. Unaudited pro forma combined balance sheets as of December 31, 1999, and unaudited pro forma combined statement of income, including notes thereto, for the year ended December 31, 1999.

             (c)  Exhibits.

                  23.1 - Consent of Ernst & Young LLP

                             Financial Statements


                           Policano & Manzo, L.L.C.



                 Years Ended December 31, 1997, 1998 and 1999
                      with Report of Independent Auditors

                           Policano & Manzo, L.L.C.

                             Financial Statements


                 Years Ended December 31, 1997, 1998 and 1999



                                   Contents

Report of Independent Auditors..........................................   1

Financial Statements

Balance Sheets..........................................................   2
Statements of Income....................................................   3
Statement of Members' Equity............................................   4
Statements of Cash Flows................................................   5
Notes to Financial Statements...........................................   6

                        Report of Independent Auditors

Board of Directors and Members
Policano & Manzo, L.L.C.

We have audited the balance sheets of Policano & Manzo, L.L.C. as of December 31, 1997, 1998 and 1999 and the related statements of income, members' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Policano & Manzo, L.L.C. at December 31, 1997, 1998 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                              /s/ Ernst & Young LLP


MetroPark, New Jersey
March 10, 2000

                           Policano & Manzo, L.L.C.

                                Balance Sheets

                                                                 December 31
                                                   1997             1998             1999
                                                 ---------------------------------------------
Assets
Current assets:
  Cash                                           $   163,453      $   405,568      $ 1,101,480
  Accounts receivable                              2,384,825        4,570,642        4,819,521
  Unbilled receivables                               605,860          285,330          370,072
  Other current assets                                     -                -           24,890
                                                 ---------------------------------------------
Total current assets                               3,154,138        5,261,540        6,315,963

Furniture and equipment                              101,794          214,932          266,942
Accumulated depreciation                             (43,456)         (74,588)        (112,662)
                                                 ---------------------------------------------
                                                      58,338          140,344          154,280

Other assets, principally unbilled receivables       469,859          233,923          218,566
                                                 ---------------------------------------------
Total assets                                     $ 3,682,335      $ 5,635,807      $ 6,688,809
                                                 =============================================


Liabilities and Members' Equity
Current liabilities:
  Accounts payable and accrued expenses          $   323,557      $   774,174      $ 1,026,527
  Advances from clients                            1,529,960        1,827,013        2,137,400
                                                 ---------------------------------------------
Total current liabilities                          1,853,517        2,601,187        3,163,927

Commitments and contingencies                              -                -                -

Members' equity                                    1,828,818        3,034,620        3,524,882

                                                 ---------------------------------------------
Total liabilities and members' equity            $ 3,682,335      $ 5,635,807      $ 6,688,809
                                                 =============================================

See accompanying notes.

                           Policano & Manzo, L.L.C.

                             Statements of Income


                                                          Year Ended December 31,
                                                   1997            1998            1999
                                              -----------------------------------------------
Revenues:
 Professional fees                               $11,290,378     $16,752,726      $21,422,335
 Net billable expenses                               322,942         401,880           89,856
                                              -----------------------------------------------
Total revenues                                    11,613,320      17,154,606       21,512,191

Direct cost of revenues                            2,830,491       4,788,254        6,897,632
Selling, general and administrative expenses         614,178         960,550          724,297
                                              -----------------------------------------------
Total costs and expenses                           3,444,669       5,748,804        7,621,929
                                              -----------------------------------------------
Net income                                       $ 8,168,651     $11,405,802      $13,890,262
                                              ===============================================

See accompanying notes.

                           Policano & Manzo, L.L.C.

                         Statement of Members' Equity


                                                       Members'
                                                        Equity
                                                    --------------
              Balance at January 1, 1997             $  1,060,167
                Net income                              8,168,651
                Members' distributions                 (7,400,000)
                                                    --------------
              Balance at December 31, 1997              1,828,818
                Net income                             11,405,802
                Members' distributions                (10,200,000)
                                                    --------------
              Balance at December 31, 1998              3,034,620
                Net income                             13,890,262
                Members' distributions                (13,400,000)
                                                    --------------
              Balance at December 31, 1999           $  3,524,882
                                                    ==============

See accompanying notes.

                           Policano & Manzo, L.L.C.

                           Statements of Cash Flows


                                                                    Year Ended December 31,
                                                           1997               1998              1999
                                                   --------------------------------------------------------
Cash flows from operating activities:
Net income                                                $  8,168,651      $ 11,405,802       $ 13,890,262
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation                                                  16,452            31,132             38,074
  Changes in assets and liabilities:
   Accounts receivable                                      (1,074,772)       (2,185,817)          (248,879)
   Unbilled receivables                                       (437,738)          320,530            (84,742)
   Other assets                                                151,664           235,936             (9,533)
   Accounts payable and accrued expenses                        78,886           450,617            252,353
   Advances from clients                                       576,225           297,053            310,387
                                                   --------------------------------------------------------
Net cash provided by operating activities                    7,479,368        10,555,253         14,147,922

Cash flows from investing activities:
Purchases of furniture and equipment, net                       (1,026)         (113,138)           (52,010)
                                                   --------------------------------------------------------
Net cash used in investing activities                           (1,026)         (113,138)           (52,010)

Cash flows from financing activities:
Members' distributions                                      (7,400,000)      (10,200,000)       (13,400,000)
                                                   --------------------------------------------------------
Net cash used in financing activities                       (7,400,000)      (10,200,000)       (13,400,000)
                                                   --------------------------------------------------------

Net increase in cash                                            78,342           242,115            695,912
Cash balance at beginning of year                               85,111           163,453            405,568
                                                   --------------------------------------------------------
Cash balance at end of year                               $    163,453      $    405,568       $  1,101,480
                                                   ========================================================

See accompanying notes.

                           Policano & Manzo, L.L.C.

                         Notes to Financial Statements

                               December 31, 1999


1.  Summary of Significant Accounting Policies

Business Activity

Policano & Manzo, L.L.C., (the "Company") was formed as a New Jersey limited liability company in 1994 for the purpose of providing financial advisory services principally to financially troubled companies. The Company is located in New Jersey and its principal market area is the United States.

The Company includes only individuals as member partners and the duration of the Company shall be 49 years from the date of formation unless sooner terminated in accordance with the operating agreement of the Company.

Accounts Receivable

The Company periodically reviews individual customer account balances and other customer financial information as part of its credit policy.

Furniture and Equipment

Furniture and equipment is stated at cost. Depreciation of furniture and equipment is computed on the straight-line method over an estimated useful life of 7 years.

Advances from Clients

Advances from clients represent deposits made on initial engagements and are applied against invoices periodically.

Revenue

The Company derives its revenues from professional service activities. These activities are provided principally under "time and materials" billing arrangements and revenues, consisting of billed fees and expenses, are recorded as work is performed and expenses are incurred. Revenues recognized, but not yet billed to clients, have been recorded as unbilled receivables.

                           Policano & Manzo, L.L.C.

                               December 31, 1999


1.  Summary of Significant Accounting Policies (continued)

Direct Cost of Revenues

Direct cost of revenues consists primarily of billable employee compensation and related payroll benefits and the cost of consultants assigned to revenue generating activities.

Income Taxes

The Company is a limited liability company and as such does not pay federal or state income taxes; instead, the members are liable for individual income taxes on the Company's profits. Therefore, no provision for federal or state income taxes is included in the accompanying financial statements.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Concentrations of Credit Risk

The Company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the Company's customer base and its credit policy. No single customer represents greater than 10% of total accounts receivable as of December 31, 1997 and 1999, and two customers make up 25% of total accounts receivable at December 31, 1998. Also, no single customer represents greater than 10% of total revenues for the years ended December 31, 1997 and 1999, one customer makes up 10% of total revenues for the year ended December 31, 1998.

                           Policano & Manzo, L.L.C.

                               December 31, 1999


3.  Operating Leases

The Company leases office space and equipment under operating leases that expires in 2002. Rent expense under these leases totaled $90,293, $153,972 and $155,646 for the years ended December 31, 1997, 1998 and 1999, respectively.

Future minimum payments under non-cancelable operating leases with initial terms of one year or more consist of the following at December 31, 1999:

     2000                                 $   29,467
     2001                                     29,467
     2002                                     22,205
                                          ----------
     Total minimum lease payments         $   81,139
                                          ==========

4.  Employee Benefit Plan

The Company maintains a Simplified Employee Pension (SEP) Plan, which covers all employees. The Company contributes a certain percentage of the employees eligible compensation to the SEP. The Company made contributions of $231,472, $304,493 and $387,216 during the years ended December 31, 1997, 1998 and 1999, respectively.

5.  Subsequent Event

Effective January 31, 2000, the Company entered into a LLC membership purchase agreement with FTI Consulting, Inc., ("FTI"). Under the terms of the membership purchase agreement, FTI purchased all of the membership interests of the Company.

6.  Year 2000 (Unaudited)

During 1999, the Company completed modifications of both information technology
(IT) systems as well as non-IT systems in preparation for the Year 2000 (Y2K). The Company is currently operating in calendar year 2000 and has not experienced any operational issues associated with Y2K.

The Company has not become aware of any material adverse effects resulting from the impact of the Y2K issue on any customers, vendors or other entities with whom the Company has a relationship.

                     FTI CONSULTING, INC. AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The unaudited pro forma combined financial statements give retroactive effect to the acquisition of Policano & Manzo, L.L.C., ("P&M") effective January 31, 2000, (the date that control of P&M was transferred to the Company). The acquisition of P&M was accounted for by FTI Consulting, Inc., (the "Company" or "FTI") as a purchase.

Pro forma adjustments to the unaudited pro forma combined balance sheet assume that the transaction was consummated on December 31, 1999. Pro forma adjustments to the pro forma combined statement of income assume that the transaction was consummated on January 1, 1999, and are based on the allocated purchase price as reported in the unaudited pro forma combined balance sheet at December 31, 1999. These adjustments are described below.

The purchase price for the acquisition of P&M, consisting of $47.5 million in cash and 815,000 shares of the Company's common stock valued at $5.5 million, plus estimated expenses of $725,000 and a working capital adjustment of $768,000 was allocated as follows:

     Assets acquired:                             (in thousands)
     Cash                                                $     0
     Billed and unbilled accounts receivable               5,190
     Prepaid expenses and other assets                       244
     Property and equipment                                  154
     Goodwill                                             52,073
                                                         -------

               Total assets                              $57,661
                                                         -------

     Liabilities assumed:

     Accounts payable and accrued expenses               $ 1,027
     Advances from clients                                 2,137
                                                         -------

               Total purchase price                      $54,497
                                                         -------

The value of goodwill will be amortized over a 20 year period, and will be reviewed if the facts and circumstances suggest that the value of the goodwill is impaired, based on an analysis of future cash flows from the P&M business. If this review indicates that the goodwill will not be recoverable, the Company's carrying value of the goodwill will be reduced accordingly.

These unaudited pro forma combined financial statements may not be indicative of the results that may be obtained in the future. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company.

FTI CONSULTING, INC.
Unaudited Pro Forma
Combined Balance Sheets
As of December 31, 1999                                               Pro Forma         Pro Forma        Unaudited
(in thousands)                                                       Adjustments       Adjustments       Pro Forma
                                                      FTI     P&M        Dr.               Cr.           Combined
                                                  ----------------------------------------------------------------
Assets
Current assets:
Cash and equivalents                                $ 5,046  $1,101     $ 91,000 (2)     $ 49,329 (1)    $  1,881
                                                                                              128 (4)
                                                                                            3,944 (5)
                                                                                           41,097 (4)
                                                                                              768 (1)
Accounts receivable, net of allowance
   for doubtful accounts                             14,458   4,820                                        19,278
Unbilled receivables, net of allowance
   for doubtful accounts                              9,222     370                                         9,592
Prepaid expenses and other current assets             2,166      25                                         2,191
                                                  ---------------------------------------------------------------
Total current assets                                 30,892   6,316       91,000           95,266          32,942
Property and equipment, net                           8,379     154                                         8,533
Goodwill, net of accumulated amortization            43,658       -       52,073 (1)                       95,731
Other assets                                          1,363     219        3,944 (5)          805 (6)       4,721
                                                  ---------------------------------------------------------------
Total assets                                        $84,292  $6,689     $147,017         $ 96,071        $141,927
                                                  ===============================================================

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses               $ 8,613  $1,027     $    128 (4)                     $  9,512
Income taxes payable                                    471       -                                           471
Current portion of long-term debt                     1,718       -        1,718 (4)        4,250 (2)       4,250
Advances from clients and other                         857   2,137                                         2,994
                                                  ---------------------------------------------------------------
Total current liabilities                            11,659   3,164        1,846            4,250          17,227

Long-term debt, less current portion and                                  39,379 (4)       91,000 (2)
  net of discounts                                   41,009                2,683 (3)        1,053 (6)      83,036
                                                                           4,250 (2)
                                                                           3,714 (2)
Deferred income taxes and other liabilities           1,372       -                                         1,372
Stockholders' equity:
Common stock                                             49       -                             8 (1)          63
                                                                                                6 (3)
Additional paid-in capital                           18,197       -                         5,493 (1)      30,081
                                                                                            3,714 (2)
                                                                                            2,677 (3)
Members' equity                                           -   3,525        3,525 (1)                            -
Retained earnings                                    12,006       -        1,858 (6)                       10,148
                                                  ---------------------------------------------------------------
Total stockholders' equity                           30,252   3,525        5,383           11,898          40,292
                                                  ---------------------------------------------------------------
Total liabilities and stockholders' equity          $84,292  $6,689     $ 57,255         $108,201        $141,927
                                                  ===============================================================

FTI CONSULTING, INC.
Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 1999                                                                                         UNAUDITED
(in thousands, except per share data)                                                            PRO FORMA           PRO FORMA
                                                                                FTI      P&M    ADJUSTMENTS          COMBINED
                                                                            --------------------------------------------------
Revenues                                                                      $84,607  $21,512     $      -           $106,119

Direct cost of revenues                                                        44,149    6,898                          51,047
Selling, general and administrative expenses                                   28,829      724          700 (7)         30,253
Amortization of goodwill                                                        2,313        -        2,604 (8)          4,917
                                                                            --------------------------------------------------
Total costs and expenses                                                       75,291    7,622        3,304             86,217
                                                                            --------------------------------------------------

Income from operations                                                          9,316   13,890       (3,304)            19,902

Interest expense, net                                                           4,014        -        8,130 (9)         12,144
                                                                            --------------------------------------------------

Income before income taxes                                                      5,302   13,890      (11,434)             7,758
Income taxes                                                                    2,311        -          947 (10)         3,258
                                                                            --------------------------------------------------

Net income                                                                    $ 2,991  $13,890     $(12,381)          $  4,500
                                                                            ==================================================

Weighted average shares, basic                                                  4,872        -        1,420 (183)        6,292
                                                                            --------------------------------------------------
Earnings per common share, basic                                                $0.61                                    $0.72
                                                                            ==================================================

Weighted average shares, diluted                                                5,028        -        1,420 (183)        6,448
                                                                            --------------------------------------------------
Earnings per common share, diluted                                              $0.59                                    $0.70
                                                                            ==================================================
EBITDA                                                                        $14,012  $13,897     $   (700)          $ 27,209
                                                                            ==================================================

                     FTI CONSULTING, INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Adjustment to reflect the acquisition of P&M for $47.5 million in cash, the issuance of 815,000 shares of the Company's common stock, valued at $5.5 million, costs of $.7 million, and a working capital adjustment of $.8 million in accordance with the Purchase Agreement.

(2) Adjustment to reflect the issuance of $91.0 million of Senior and Subordinated debt, the current portion thereof, and 670,404 warrants valued at $5.54 each.

(3) Adjustment to reflect the issuance of 604,504 shares of the Company's common stock in exchange for $2.7 million of seller notes outstanding.

(4) Adjustment to reflect the payment in full of prior Senior, Subordinated and seller debt outstanding, including accrued interest.

(5)  Adjustment to reflect costs and expenses related to the financing.

(6) Adjustment to eliminate prior debt discount, net of taxes, as an extraordinary item in connection with the early extinguishment of such debt.

(7) In connection with the acquisition, the Company entered into four-year employment contracts with two principals of P&M. The pro forma adjustment assumes that the principals had received compensation for 1999 as provided in such employment contracts. Because P&M is organized as a limited liability company, its owners, who have substantially the same duties and responsibilities as before the acquisition, were taxed on the profits of the firm and received only a small amount of actual compensation in 1999.

(8) Adjustment to reflect the additional amortization of acquired goodwill, which will be amortized over a 20 year period.

(9) Adjustment to reflect the interest expense in connection with the financing, including the amortization of related costs and expenses over the life of the debt on a debt outstanding basis.

(10) Adjustment to reflect income tax expense at a 42.0% effective rate.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FTI CONSULTING, INC.

                                  By:/s/ Theodore I. Pincus
                                     _____________________________
                                     Theodore I. Pincus
                                     Executive Vice President and
                                     Chief Financial Officer

Date:  April 6, 2000